Exhibit 99.1

BASELINE OIL & GAS PRICES PRIVATE OFFERINGS OF $115 MILLION OF SENIOR SECURED NOTES DUE 2012 AND $50 MILLION OF SENIOR SUBORDINATED CONVERTIBLE SECURED NOTES DUE 2013

Houston, Texas, September 18, 2007 – Baseline Oil & Gas Corp. (“Baseline” or the “Company”) (OTCBB: BOGA) announced today that it had priced its previously disclosed private offering of senior secured notes due 2012 (the “Senior Secured Notes”) and senior subordinated convertible secured notes (the “Convertible Notes”). Prior to pricing, Baseline increased the amount of the Senior Secured Notes offered in the private offering from $110 million to $115 million. The majority of the proceeds from the private offering will be used to acquire certain oil and natural gas assets from DSX Energy Limited, LLP and related parties, as previously announced by the Company. Remaining proceeds from the issuances will be used to refinance Baseline’s existing indebtedness, for general corporate purposes and to pay fees and expenses in connection therewith.

About the Senior Secured Notes

The Senior Secured Notes will bear interest at the rate of 12.5% per annum and will be unconditionally guaranteed on a senior secured basis by any future domestic subsidiary of the Company. The Senior Secured Notes will be secured by a lien on substantially all of the Company’s assets.

About the Convertible Notes

The Convertible Notes, which will be issued in denominations of $1,000, will pay interest at the rate of 14% per annum, payable semi-annually, at the option of the Company, in additional Convertible Notes or cash. The Convertible Notes will be guaranteed on a senior subordinated secured basis by any future domestic subsidiary of the Company. The Convertible Notes will be initially convertible into an aggregate of 69.45 million shares of the Company’s common stock, based on an initial conversion price of $0.72 per share of the Company’s common stock and reflecting a 14.2% conversion premium to the $0.63 per share closing price of Baseline’s common stock on the over the counter bulletin board on September 17, 2007.

If the volume weighted average trading price of the Company’s common stock for the 30 trading days up to and including December 31, 2008 is less than $0.63 per share then, effective January 1, 2009, the conversion price then in effect will decrease to the higher of (A) $0.44 or (B) the volume weighted average trading price of the Company’s common stock for the 30 trading days up to and including December 31, 2009 plus 5%, provided that in the event the conversion price is decreased to $0.44, the rate at which interest accrues on the Convertible Notes will increase by 3% per annum. If the Company meets or exceeds this target, there will be no adjustment. In addition, the conversion price of the Convertible Notes will be subject to adjustment pursuant to customary anti-dilution provisions and may also be adjusted upon the occurrence of a fundamental change.

The Senior Secured Notes offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(2) of the Act, will be offered within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Act, outside of the United States pursuant to Regulation S under the Act and to limited number of certain institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Act. The Convertible Notes offered and sold by the Company pursuant to an exemption from the registration requirements of the Act provided by Section 4(2) of the Act, will be offered within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Act and to limited number of certain institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Act.

Baseline expects that the offerings related to the Senior Secured Notes and the Convertible Notes will close concurrently in October 2007, although there can be no assurances in that regard.

This press release shall not constitute an offer to sell or a solicitation to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the securities will be made only by means of a confidential offering circular.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Baseline Oil & Gas Corp’s projects and other statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Baseline Oil & Gas Corp. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Baseline’s Annual report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.